                                                                     EXHIBIT 4.2




                              AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

      This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of the 19th day of April, 1999 by and among CommTouch Software Ltd., an Israeli company (the "COMPANY") having its principal executive offices at 10 Technology Avenue, Ein Vered 40696, Israel, the investors identified in Exhibit A to this Agreement (the "ORIGINAL INVESTORS") and the investors identified in Exhibit B to this Agreement (the "NEW INVESTORS"; the Original Investors and the New Investors are sometimes referred to in this Agreement collectively as the "INVESTORS," the "PREFERRED SHAREHOLDERS" and individually as a "PREFERRED SHAREHOLDER").

WHEREAS the New Investors are purchasing 42,081 Series D Preferred Shares of the Company pursuant to a Series D Preferred Share Purchase Agreement dated the date hereof (the "PURCHASE AGREEMENT"); and

WHEREAS the Company wishes to have the New Investors purchase the Series D Preferred Shares; and

WHEREAS in order to induce the New Investors to purchase the Series D Preferred Shares, and in order to convince the Original Investors to agree to certain changes to their rights required in order to allow the Company to enter into the Purchase Agreement and related agreements, the Company is entering into this Agreement;

THEREFORE, the parties agree as follows:

      For purposes of this Agreement, the term "SERIES D PREFERRED SHARES" refers to the Series D Preferred Shares issued and sold under the Purchase Agreement at the Closing (as such term is defined in the Purchase Agreement); and "SHARES" refers to the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, any shares of the Company issued upon the exercise of Warrants issued under the Preferred Shares Purchase Agreements dated as of January 25, 1996, and April 22, 1996 and any other shares or equity securities of the Company distributed in respect of, in substitution for or upon the conversion of such shares.

        1. REGISTRATION UPON REQUEST. Promptly upon the written request by the holders of a majority of the Shares, as one group, made at any time or from time to time, and, in any event, within 90 days of such request, the Company shall use its reasonable efforts to file a registration statement under the United States Securities Act of 1933 and the rules and regulations thereunder, all as amended from time to time (collectively, the "Act"), covering all Shares that any Preferred Shareholders desire to register, and shall use its reasonable efforts to cause such registration statement to become effective as soon as practicable. The Company shall promptly notify any Preferred Shareholders who are then holders of Shares, other than those requesting the registration, and afford them the opportunity of including in the registration such Shares owned by them as they shall specify in a written notice delivered to the Company within 30 days after their receipt of the Company's notice of the proposed filing. No other persons shall be entitled to include any securities in any registration pursuant to this Section 1 without the consent of a majority in interest of the Investors participating in the registration. The Company shall not be required to effect more than an aggregate of two registrations pursuant to this Section 1, shall not be required to effect more than one registration during any 12-month period pursuant to this Section 1, and shall not be required to effect any registration for any Preferred Shareholder who could dispose of all of its Shares within 12 months without registration pursuant to Rule 144 promulgated under the Act. In addition, the Company shall not be required to effect any registration pursuant to this Section 1 prior to the second anniversary of the closing of the Company's first public offering of its securities registered under the Act. The Company shall have the right to defer filing a registration statement under the Act pursuant to this Section 1 not more than once in any 12-month period if the Board of the Directors of the Company shall determine that it would be seriously detrimental to the Company to file such registration statement at the date the filing would otherwise be required under this Agreement, in which case the Company shall have an additional period of not more than 120 days within which to file such registration statement.

        2. INCIDENTAL REGISTRATION. If the Company at any time proposes to register any of its equity securities under the Act for its own account or for the account of any security holders (other than any registration pursuant to Section 1, or any registration of an offering to employees, consultants or other persons providing services to the Company or its subsidiaries, or any registration on Form F-4 or a successor form), it shall promptly give written notice to each Preferred Shareholder who is then a holder of Shares of its intention to do so, and if within 30 days after receipt of such notice any such Preferred Shareholder so requests in writing, the Company shall include in such registration all shares that such Preferred Shareholders shall specify in writing to the Company. However, if the proposed registration is to be underwritten (whether on a "best efforts" or a "firm commitment" basis), the managing underwriter shall have the right to exclude Shares from such registration if it advises the Company that such exclusion is necessary to avoid interfering with the successful marketing of the underwritten portion of the public offering, provided that the securities to be included in any such registration other than those for which the Company initiated such registration and those which are being sold by the Company shall be allocated pro rata among the affected holders in proportion to their respective share holdings prior to giving effect to the sale of shares pursuant to such registration.

        3. FORM F-3 REGISTRATION. On the written request of Investors holding a majority of the Shares that the Company effect a registration of Shares on Form F-3, the Company shall, as promptly as practicable, use its reasonable efforts to effect the registration of such Shares as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3 if (i) Form F-3 is not available for such offering; or (ii) the Board of the Directors of the Company shall determine that it would be seriously detrimental to the Company to file such registration statement at the date the filing would otherwise be required under this Agreement, in which case the Company shall have an additional period of not more than 120 days within which to file such registration statement. The Company's obligation under this Section 3 shall be limited to a Form F-3 registration that will, in the opinion of the Company's counsel, meet the legal requirements for allowing the Preferred Shareholders to dispose of their Shares in a non-underwritten transaction, and the Company's obligations in such case under Section 4 shall be limited accordingly.

     4. CONDITIONS. Registrations of Shares pursuant to Sections 1, 2 or 3 shall be subject to the following:

     (a) FILING OF AMENDMENTS. The Company shall file such amendments and supplements to the registration statement and the related prospectus and take such other action as may be necessary to keep the registration statement effective and to comply with the Act for such period, in the case of registrations under Sections 1 and 2 above, not exceeding six months from the original effective date of the registration statement, and, in the case of registrations under Section 3, not less than the period ending 60 months from the date of the Company's initial public offering under the Act, as a majority in interest of the participating Preferred Shareholders may request.

     (b) FURNISH COPIES. The Company shall furnish to the participating Preferred Shareholders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of the Shares being registered.

     (c) BLUE SKY. The Company shall take such action under the securities laws of such states of the United States as any participating Preferred Shareholder shall reasonably request; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation, or to file any general consent to service of process, in any state.

     (d) UNDERWRITING. In the event of an underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter. Each participating holder shall also enter into and perform its obligations under the underwriting agreement.

     (e) NOTIFICATION. The Company shall notify each participating holder at any time when a prospectus is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (f) COUNSEL AND ACCOUNTANT'S OPINION. The Company shall furnish, at the request of any participating Preferred Shareholder, on the date the registered Shares are delivered to the underwriters for sale through underwriters, or, if such Shares are not being sold through underwriters, on the date that the registration statement becomes effective: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the participating Investors; and (ii) a letter, dated such date, of the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public Accountants to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the participating Preferred Shareholders.

     (g) EXPENSES. The Company shall bear the cost of all registrations, including, but not limited to, all registration and filing fees, printing expenses and fees, expenses and disbursements of counsel and accountants for the Company (subject, however, to subsection (h) below), except that each Preferred Shareholder shall pay the fees, expenses and disbursements of any counsel retained by such Preferred Shareholder and the underwriting fees and selling commissions applicable to such Preferred Shareholder's Shares.

     (h) AUDITS. The Company shall not be required to furnish any audited financial statements at the request of any proposed seller of Shares other than those statements customarily prepared at the end of its fiscal year, unless (i) the requesting proposed sellers shall agree to reimburse the Company for the out-of-pocket costs incurred by the Company in the preparation of such other audited financial statements, or (ii) such other audited financial statements as shall be required by the United States Securities and Exchange Commission (the "COMMISSION") as a condition to ordering a registration statement effective under the Act.

     (i) INDEMNIFICATION. (1) The Company shall indemnify and hold harmless each seller of Shares, any underwriter (as defined in the Act) and each person who under the Act is deemed a controlling person of such seller or underwriter, against any losses, claims, damages or liabilities to which any such seller, underwriter or controlling person may become subject under the Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereto) shall arise out of or be based upon any untrue or allegedly untrue statement of any material fact contained in the registration statement, any related prospectus or preliminary prospectus or any amendment or supplement to the registration statement or any prospectus or preliminary prospectus or upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any legal or other expenses reasonably incurred by any such seller, underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such seller, underwriter or controlling person for any losses, claims, damages, liabilities or actions to the extent the same shall arise out of or be based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished by such seller, underwriter or controlling person seeking indemnification hereunder to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement.

     (2) Each seller of Shares shall similarly indemnify and hold harmless the Company and its controlling persons against any such losses, claims, damages, liabilities or actions, but only to the extent that the same shall arise out of or be based upon any untrue or allegedly untrue statement, or any omission or alleged omission, made in reliance upon and in conformity with written information furnished by such indemnifying person to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement; provided, that the liability under this Section 4(i)(2) of each seller of Shares shall not exceed such seller's gross proceeds from such sale.

     (3) Each party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such

Indemnified Party becomes aware of any claim or potential claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom. The Indemnified Party may participate in such defense at its own expense. No Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior, written consent of the Indemnifying Party.

      (4) If the indemnification provided for in this Section 3(i) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein for reasons of public policy, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other, in connection with the matters that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (j) INFORMATION CONCERNING PREFERRED SHAREHOLDERS. Each Preferred Shareholder that participates in a registration of Shares shall furnish to the Company such information regarding such Preferred Shareholder and the distribution proposed by such Preferred Shareholder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

      (k) SAME EXCHANGE. The Company shall cause all Shares registered hereunder to listed on each securities exchange on which similar securities issued by the Company are then listed.

      (l) TRANSFER AGENT. The Company shall provide a transfer agent and registrar for all Shares registered pursuant to this Agreement and a CUSIP number for all such Shares, in each case not later than the effective date of such registration.

      5. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Preferred Shareholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit an Investor to sell Shares to the public without registration, the Company agrees to:

      (a) use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public in the United States;

      (b) use its reasonable efforts to file with or submit to the Commission in a timely manner all reports and other documents required of the Company under the Act and the United States Securities Exchange Act of 1934 (the "1934 ACT"); and

     (c) furnish to any Preferred Shareholder promptly upon request (i) a written statement by the Company as to whether or not it has complied with the reporting requirements of Commission Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public in the United States), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may reasonably be requested in availing such holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     6. NON-ASSIGNABILITY OF REGISTRATION RIGHTS. The rights to cause the Company to register the Shares shall not be assignable except with the prior written consent of the Company, except that any Preferred Shareholder may assign its rights to cause the Company to register shares pursuant to this Agreement to a permitted transferee under the Company's Articles of Association of all or any part of its Shares. The transferor shall, within thirty (30) days after such transfer, furnish the Company with notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned and the transferee's written agreement to be bound by this Agreement.

     7. AMENDMENT OF REGISTRATION. Any provision of these registration rights may be amended, and the exercise of any rights under this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, and a 75% majority in interest of the holders of the Shares, except that any party may waive as to itself the exercise of any rights under this Agreement.

     8. "MARKET STAND-OFF" AGREEMENT. Holders of Shares, if requested by the Company and the underwriters of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any ordinary shares or other securities of the Company held by such holders during the 7-day period prior to and the 180-day period (or such shorter period as is required by the underwriters) following the effective date of a registration statement of the Company filed under the Act in connection with an underwritten public offering (except for any securities of the Company sold by them pursuant to such registration statement). The obligation of this Section 8 shall apply only if such agreement is also entered into by the Company's founders.

     9. EXPIRATION. The Preferred Shareholders' rights to cause the Company to register the Shares pursuant to this agreement shall expire on the fifth anniversary of the closing of the Company's first public offering of its securities.

     10. RIGHTS GRANTED TO SUBSEQUENT INVESTORS. Without the prior written consent of the holders of a 75% majority in interest of the Shares, the Company shall not grant any registration rights which are more favorable that those granted herein to the Preferred Shareholders, to any party other than the Preferred Shareholders and their permitted transferees under the Company's Articles of Association.

     11. FUTURE INVESTORS. Future investors that invest in the Company in consideration of Preferred Shares of the Company (the "Future Investors" and collectively with the Investors are sometimes referred to in this Agreement as the "Preferred Shareholders" and individually as a Preferred Shareholder") may become a party to this Agreement as of the date of their execution of an addendum substantially in the form of Exhibit C to this Agreement and thereby shall be bound by, and entitled to the benefits of, this Agreement. Upon receipt of such documents the Company shall deliver a copy thereof to all parties to this Agreement (including future Investors who have previously become parties to this Agreement).

     12. MISCELLANEOUS.

     (a) GOVERNING LAW; FORUM FOR DISPUTE RESOLUTION. This Agreement shall be governed by the laws of Israel, with any terms relating to United States securities laws to be interpreted in accordance with the federal laws of the United States of America. Any dispute arising, under or with respect to this Agreement shall be resolved exclusively in the appropriate court in Tel-Aviv, Israel.

     (b) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, constitutes the entire agreement among the parties regarding the transactions contemplated herein and therein, and may not be amended except in writing.

     (c) NOTICES. All communications provided for in this Agreement shall be in writing and shall be sent to each party at the address set forth at the beginning of this Agreement, or to such other address as a party may from time to time designate in writing to the other parties. Notices shall be sent by personal delivery, by registered air mail, return receipt requested, or by express courier.

     (d) HEADINGS. The headings contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement.

     (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) SUCCESSORS AND ASSIGNS. The Company shall not sell, assign transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a company which has succeeded to substantially all of the business and assets of the Company in compliance with this Agreement and has assumed in writing its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Preferred Shareholders and the Company and their respective successors and assigns. A Preferred Shareholder may only assign its rights and duties to a party that is a permitted assignee or transferee under, and has acquired the shares of the Preferred Shareholder in accordance with, the Articles of Association of the Company.

     (g) DELAYS OR OMISSIONS; WAIVER. No delay or omission to exercise any right, power, or remedy accruing to either the Company or the Investors upon any breach or default by the other under this Agreement shall impair any such right, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

     (h) FURTHER ACTIONS. At any time and from time to time, each part, agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (i) AMENDED AND RESTATED AGREEMENT. This Amended and Restated Registration Rights Agreement supersedes the Registration Rights Agreement dated _______________________, 19__, between the Company and the Original Investors.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMTOUCH SOFTWARE LTD.                [        ]

By:   /s/ Gideon Mantel
    -----------------------------
Name: Gideon Mantel                    ------------------------------------
Titles: Chief Executive Officer        [formerly DATAMARK HOLDING, INC.]


         Dr. Ed Mlavsky                GEMINI ISRAEL FUND, L.P.
---------------------------------      by its general partner, GEMINI CAPITAL
         Dr. Ed Mlavsky                FUND MANAGEMENT, LTD.

         /s/ Yosef Sela                By:  /s/ Yosef Sela
---------------------------------          --------------------------------
           Yosef Sela                  Name: Yosef Sela
                                       Title: Executive Vice President

A.M.T. COMPUTING LTD.                  HOSEN AMOT LTD.


By:  /s/ Shraga Sharak                 By:  /s/ Moti Hanochi
    -----------------------------          ---------------------------------
Name: Shraga Sharak                    Name: Moti Hanochi
Title: Managing Director               Title: Manager

HARBOURVEST-EVERGREEN L.P.


By:  /s/ Jacob Barak
    -----------------------------
Name: Jacob Barak
Title:

                                       GEMUL INVESTMENT
                                       COMPANY LTD.
By:
    -----------------------------
Name: Victor Amara                     By:  /s/ Ariel Aven
                                           ---------------------------------
                                       Name: Ariel Aven
                                       Title: Investment Manager

ISRAEL GROWTH FUND, L.P. by its        SEMEL INVESTMENTS LTD.
general partner, APAX-LEUMI Inc.


By:  /s/ Allan Barkat                  By:
    -----------------------------          ---------------------------------
Name: Allan Barkat                     Name:

Title:                                       Title:

YAMAICHI UNI VEN NO.6                        YAMAICHI UNI VEN NO.6-S
INVESTMENT PARTNERSHIP                       INVESTMENT PARTNERSHIP

By:                                          By:
   --------------------------------             --------------------------------
   Senior Managing Director                     Senior Managing Director
   Phoenix Capital Management                   Phoenix Capital Management
   Co. Ltd.,                                    Co. Ltd.,
   its Managing Partner                         its Managing Partner

JAFCO CO. LTD.

By: /s/ Mitsumasa Murase
   --------------------------------
   President
                                             GEMINI ISRAEL II PARALLEL
                                             FUND, L.P.

                                             By: /s/ Yosef Sela
                                                --------------------------------
                                                 /s/ Ed Mlavsky
                                                --------------------------------
                                                its general partner,
                                                Gemini Capital Associates, L.P.,
                                                by its general partner
                                                Gemini Capital Fund Management
                                                Ltd.

YVC - YOZMA MANAGEMENT AND
INVESTMENTS LTD.

By: /s/ Yigol Erlich
   --------------------------------


THE CHALLENGE FUND-ETGAR L.P.
INVESTMENT PARTNERSHIP

By:
   --------------------------------
   its general partner
   Challenge Partners, L.P.,
   by its general partner
   Atidim Etgar Nihul Kranot Ltd.


k.t. CONCORD VENTURE                            k.t. CONCORD VENTURE
FUND (CAYMAN) L.P.                              FUND (ISRAEL) L.P.

By: /s/ M. Steingert                            By: /s/ M. Steingert
   --------------------------------                -----------------------------
   its general partner                          its general partner
k.t. Concord Investment Partners Ltd.      k.t. Concord Investment Partners Ltd.

k.t. CONCORD VENTURE                       k.t. CONCORD VENTURE
ADVISORS (CAYMAN) L.P.                     ADVISORS (ISRAEL) L.P.

By: /s/ M. STEINGERT                       By:  M. STEINGERT
   ----------------------------------         ----------------------------------
its general partner                        its general partner
k.t. Concord Investment Partners Ltd.      k.t. Concord Investment Partners Ltd.

-------------------------------------
         C. R. Fredrick

BPPA CTSL LLC

/s/ Emilio Bassini
----------------------------
    Managing Member


EMV CTSL LLC
  By: Emerging Markets Ventures, I, L.P.,
      its managing member
  By: EMV MGP LLC,
      its managing general partner
  By: Bassini Playfair Capital LLC,
      its managing member
  By: Bassini Playfair & Associates LLC,
      its class A member

/s/ Emilio Bassini
----------------------------
    Managing Principal


NOMURA INTERNATIONAL PLC

/s/ Kazo Yamazoe
----------------------------
    Managing Director


CSK VENTURE CAPITAL LTD.

/s/ Kinya Nakagome
----------------------------

YVC - YOZMA MANAGEMENT AND
      INVESTMENTS LTD.

/s/ Yigol Erlich
----------------------------
k.t. CONCORD VENTURE
     FUND (CAYMAN) L.P.

/s/ M. Steingert
----------------------------
    General Partner

k.t. CONCORD VENTURE
     FUND (ISRAEL) L.P.


/s/ M. Steingert
----------------------------


JAFCO CO. LTD.

/s/ Mitsumasa Murase
----------------------------
    President

Investor International (Cayman) Ltd.

/s/ ALAIN ANDREY
-------------------------------
    Attorney in fact


WOLFCOMM.Com PARTNERS

/s/ AARON WOLFSON
-------------------------------
     General Partner


WOLFSON EQUITIES

/s/ AARON WOLFSON
-------------------------------
    General Partner


Ottley Properties, LLC

/s/ MICHAEL B. WHITE
-------------------------------


The LaCroix, LLC

/s/ H. HUNTER WHITE III
-------------------------------
    Manager


Navesink Equity Derivative Fund, LDC

/s/ John Burke
-------------------------------
    Advisor


OCEANIC BANK AND TRUST LIMITED

/s/ H. GOODY
-------------------------------
    Chairman


HULL OVERSEAS, Ltd.

/s/ J. MITCHELL HULL
-------------------------------
    Director


OTP LLC

/s/ MARK H. RAIHSLY
-------------------------------
    Manager

SYNERGY VENTURES MANAGEMENT, INC.

/s/ Yariv H. Zahool



YOZMA VENTURE CAPITAL, LTD.

/s/ Avi Levy



DSJ International Trust

/s/ Stuart Feldman
    President



/s/ Gerald L. Golub


/s/ David Gol

                                                                       EXHIBIT A

                               ORIGINAL INVESTORS

Gemini Israel Fund, L.P.

A.M.T. Computing Ltd.

Hosen Amot Ltd.

Evergreen Canada Israel Investments and Company Ltd.

Yarok Ad Fund Investment Partnership, L.P.

Investech Ltd.

Gemul Investment Company Ltd.

Semel Investments Ltd.

CSK

Israel Growth Fund

Ed Mlavsky

Yossi Sela

C.R. Fredrick

[________](formerly Datamark Holdings, Inc.)

Yamaichi Uni Ven No. 6 Investment Partnership

Yamaichi Uni Ven No. 6-S Investment Partnership

JAFCO Co. Ltd.


YVC - YOZMA MANAGEMENT AND INVESTMENTS LTD.

The Challenge Fund-Etgar L.P.

k.t. Concord Venture Fund (Cayman) L.P.

k.t. Concord Venture Fund (Israel) L.P.

k.t. Concord Venture Advisors (Cayman) L.P.

k.t. Concord Venture Advisors (Israel) L.P.

                                                                       EXHIBIT B

                                 NEW INVESTORS

                                   EXHIBIT C

                                    ADDENDUM


     ________________ (Name of Future investor) hereby agrees to become a party, as of the date hereof to the Registration Rights Agreement dated as of _________, 1999, to be bound by and to be entitled to the benefits of such Registration Rights Agreement as if it were an original party thereof.



                                       14